UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	September 22, 2008

TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1235 “N” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)
(402) 475-0521
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On September 22, 2008, Ann Lindley Spence submitted her resignation as a director of TierOne Corporation (the “Company”) effective immediately. Ms. Spence also resigned as a director of TierOne Bank (the “Bank”). The Bank is a wholly-owned subsidiary of the Company.

        On that same day, to fill the vacancy created by Ms. Spence’s retirement, the Company’s Board of Directors appointed Samuel P. Baird as an independent director of the Company for a term expiring at the 2010 annual meeting of shareholders. Mr. Baird was also appointed to the Audit and Compensation Committees of the Company’s Board of Directors as well as a director of the Bank. There was no arrangement or undertaking between Mr. Baird and any other person pursuant to which Mr. Baird was elected as a director.

        A copy of the press release announcing the appointment of Mr. Baird to the Board of Directors of the Company and the Bank is attached hereto as Exhibit 99.1 and is incorporated by reference.

        The Company’s independent directors receive a fee of $2,500 for each regularly scheduled monthly and special meeting of the Board of Directors, regardless of attendance. As a member of the Audit and Compensation Committees, and when he participates in executive session meetings of the independent directors, Mr. Baird will receive an additional fee equal to one-half the regular Board meeting fee, but only if present at the meeting in person or by telephone. Only one fee is paid for joint Board Committee meetings of the Bank and the Company. The Company also currently anticipates that Mr. Baird will be granted awards in the form of stock options and restricted stock pursuant to the Company’s Amended and Restated 2003 Stock Option Plan and 2003 Management Recognition and Retention Plan and Trust Agreement.

        As a director, Mr. Baird may participate in the Company’s Amended and Restated Deferred Compensation Plan by deferring his director fees. In addition, Mr. Baird will be eligible to participate in the Bank’s Consultation Plan for Directors. Under the terms of the Consultation Plan for Directors, any retiring director with five or more years of service who agrees to provide consulting or advisory services to the Board of Directors, by entering into an appropriate consulting agreement, is entitled to receive an annual benefit that is a specified percentage of the retiring director’s average annual monthly Board fees and yearly retainer, if any, for the last three years of service prior to his or her retirement. The maximum duration for which benefits can be received is five years. Non-employee directors also currently receive life, health and dental insurance benefits through the Bank.

Item 9.01.	Financial Statements and Exhibits.

        The following exhibit is being furnished herewith:

99.1	Press Release of TierOne Corporation, dated September 22, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION
Date: September 22, 2008	By: /s/ Gilbert G. Lundstrom
Gilbert G. Lundstrom
Chairman of the Board and Chief Executive Officer

TIERONE CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1	Press Release of TierOne Corporation, dated September 22, 2008.